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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wal-Mart Stores, Inc. for the registration of $750,000,000 of debt securities of Wal-Mart Stores, Inc. and to the incorporation by reference therein of our report dated March 24, 1998, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

Tulsa, Oklahoma
April 30, 1998